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                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                    EXHIBIT 2 - SUBSIDIARY OF THE REGISTRANT



           Name                              Jurisdiction of Incorporation
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   American Absorbents, Inc.                            Texas


The corporation listed is a wholly owned subsidiary of the Registrant, and is included in the consolidated financial statements.


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